                                                                  EXHIBIT 4.13.9


                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Agreement"), dated as of April 29, 2005, among the investors listed on Schedule A hereto, and acknowledged and agreed to by Epixtar Corp., a Florida corporation ("EPXR") and Voxx Corporation, a Florida corporation ("Voxx").

                             PRELIMINARY STATEMENTS

                  WHEREAS, Laurus Master Fund, Ltd. ("Laurus") has invested amounts in EPXR and Voxx (EPXR and Voxx, collectively, the "Issuer"), pursuant to the terms of (x) the documents, instruments and agreements set forth on Schedule B-1 hereto (as amended, restated, modified and/or supplemented from time to time, the "2004 Laurus Documents") and (y) the documents, instruments and agreements set forth on Schedule B-2 hereto (as amended, restated, modified and/or supplemented from time to time, the "2005 Laurus Documents" and, together with the 2004 Laurus Documents, the "Laurus Documents" and each, a "Laurus Document") ;

                  WHEREAS, Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, the "Sands Creditors") have invested amounts in EPXR and Voxx pursuant to the terms of the documents, instruments and agreements set forth on Schedule C hereto (as amended, restated, modified and/or supplemented from time to time, the "Sands Documents");

                  WHEREAS, to secure the complete and prompt payment of all Obligations to the Laurus Creditors and the Sands Creditors (each Laurus Creditor and each Sands Creditor, collectively, the "Secured Parties"), Issuer has executed the agreements set forth on Schedule D hereto (as amended, restated, modified and/or supplemented from time to time, the "2005 Security Documents") in favor of Laurus, individually and/or as Collateral Agent (as defined below) for the benefit of the Secured Parties granting to each Secured Party, a security interest in the Shared Collateral (as defined below); and

                  WHEREAS, the Secured Parties desire to appoint Laurus to act as agent for the Secured Parties with respect to the control, maintenance, preservation and enforcement of the Shared Collateral (Laurus in such capacity, the "Collateral Agent") and Laurus desires to accept such appointment, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent and the Secured Parties agree as follows:

         SECTION 1.61. Definitions. Unless otherwise defined in this Section 1 or elsewhere in this Agreement, capitalized terms used herein shall have the meaning assigned such terms as set forth in the 2005 Laurus Securities Purchase Agreement.

                   "Collateral" shall mean, collectively, the Shared Collateral and the Laurus Collateral.

                  "Defined Obligations" means, collectively, the Sands Obligations and the Laurus Defined Obligations.

                  "Investor Documents" means, collectively, this Agreement, the Laurus Documents, the Sands Documents and all other documents, agreements and instruments from time to time executed by Issuer, any Subsidiary of the respective Issuer or any other Person, and delivered to the Collateral Agent or the Secured Parties in connection with the transactions contemplated by this Agreement, the Laurus Documents and the and the Sands Documents.

                  "Laurus Collateral" shall mean, collectively, all collateral granted to any Laurus Creditor as security for the Laurus Obligations (including, without limitation, pursuant to any Laurus Document).

                  "Laurus Collateral Preference Amount" means that amount, if any, which is equal at the time of any distribution or amount resulting from proceeds derived from the Shared Collateral which shall be equal to the lesser of (i) the then outstanding amount of the Laurus Preference Obligations and (ii) $5,000,000.

                  "Laurus Creditor" shall mean Laurus and any and all Persons which hold any indebtedness, liability or obligation under the Laurus Documents or any other document, agreement or instrument related thereto, including, without limitation, any successors and/or assigns of Laurus.

                  "Laurus Defined Obligations" means all indebtedness and other obligations incurred by the Issuer or any Subsidiary of the Issuer and owed to Laurus in connection with the issuance of the 2005 Laurus Note and the execution of the other 2005 Laurus Documents.

                  "Laurus Documents" shall have the meaning set forth in the recitals hereto.

                  "Laurus Obligations" include all debts, liabilities and obligations owing by any Loan Party to any Laurus Creditor arising under, out of, or in connection with any Laurus Document, and in connection with any documents, instruments or agreements relating to or executed in connection with the Laurus Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Loan Party to any Laurus Creditor, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of the Laurus Obligations, or of any instrument evidencing any of the Laurus Obligations or any Laurus Collateral or of the existence or extent of such Laurus Collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Laurus Obligations in any case commenced by or against any Loan Party under Title 11, United States Code, including, without limitation, obligations or indebtedness of any Loan Party for post-petition interest, fees, costs and charges that would have accrued or been added to the Laurus Obligations but for the commencement of such case, irrespective of the allowability, allowance or disallowance of such post-petition interest, fees, costs and charges.

                   "Laurus Preference Obligation" means all indebtedness and other obligations incurred by EPXR and/or any Subsidiary of EPXR and owed to Laurus in connection with issuance of the 2004 Laurus Note and the execution of the other 2004 Laurus Documents.

                  "Loan Party" shall have the meaning ascribed thereto in
Section 3 of this Agreement.

                  "Obligations" means, collectively, the Laurus Obligations and the Sands Obligations.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Pro Rata Share" means, when calculating a Secured Party's portion of any distribution or amount resulting from proceeds derived from the Shared Collateral in respect of any Defined Obligations at any time after satisfaction of the Laurus Collateral Preference Amount, an amount equal to a fraction, the numerator of which is the then unpaid amount of such Defined Obligations owing to or held by such Secured Party and the denominator of which is the aggregate amount of all Defined Obligations owing by Issuer or any of its Subsidiaries to all the Secured Parties entitled to receive that particular distribution and amount in accordance with Section 8 at such time.

                  "Required Sands Creditors" shall have the meaning assigned such term in Section 9.

                  "Required Laurus Creditors" shall have the meaning assigned such term in Section 9.

                  "Required Secured Parties" shall have the meaning assigned such term in Section 2(d).

                  "Sands Creditors" means, collectively, any and all Persons which hold any indebtedness, liability or obligation under the Sands Documents or any other document, agreement or instrument related thereto, including, without limitation, any successors and/or assigns of any of the Sands Creditors.

                  "Sands Documents" shall have the meaning set forth in the recitals hereto.

                  "Sands Master Security Agreement" shall have the meaning assigned such term in Schedule C.

                  "Sands Obligations" include all debts, liabilities and obligations owing by any Loan Party to any Sands Creditor arising under, out of, or in connection with any Sands Document, and in connection with any documents, instruments or agreements relating to or executed in connection with the Sands Documents or any documents, instruments or agreements referred to therein or otherwise, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due, in each case, irrespective of the genuineness, validity, regularity or enforceability of the Sands Obligations, or of any instrument evidencing any of the Sands Obligations or any Shared Collateral or of the existence or extent of such Shared Collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Sands Obligations in any case commenced by or against the Issuer or any of their respective Subsidiaries under Title 11, United States Code, including, without limitation, obligations or indebtedness of any Loan Party for post-petition interest, fees, costs and charges that would have accrued or been added to the Sands Obligations but for the commencement of such case, irrespective of the allowability, allowance or disallowance of such post-petition interest, fees, costs and charges; provided that, notwithstanding the foregoing, the Sands Obligations shall not include any principal amount of indebtedness in excess of an aggregate amount of $1,500,000 and the rate of interest and fees related to the Sands Obligations shall not exceed the rate of interest and fees provided for in the Sands Documents (as in effect on the date hereof).

                  "Shared Collateral" shall mean the "Collateral" under and as defined in each of (i) the Sands Master Security Agreement, (ii) the Sands Stock Pledge Agreement and (iii) the Sands Foreign Documentation, in each case without giving effect to any amendments, modifications or supplementations thereto unless any such amendment, modification or supplementation is agreed to in writing by Laurus; provided that, notwithstanding anything to the contrary contained in this definition, "Shared Collateral" shall explicitly exclude any and all amounts held (or required pursuant to the 2004 Laurus Documents to be held or deposited in) the Reserve Restricted Account (as defined in the 2004 Laurus Reserve Restricted Account Agreement referred to on Schedule B-1 hereto).

                  "2004 Laurus Documents" shall have the meaning set forth in the recitals hereto.

                  "2005 Laurus Documents" shall have the meaning set forth in the recitals hereto.

                  "2005 Laurus Securities Purchase Agreement" shall have the meaning assigned such term in Schedule B-2.

                  "UCC" means the Uniform Commercial Code as in effect from time to time.

         SECTION 2.62. Authorization and Action. (a) The Secured Parties hereby
(i) appoint Laurus as the Collateral Agent for purposes of holding, maintaining and enforcing any Shared Collateral (including, without limitation (1) the naming of the Collateral Agent, as agent for Secured Parties, as secured party in all UCC financing statements filed or to be filed against Issuer and/or any Subsidiary ("Financing Statements") and (2) the execution of any and all Financing Statements by the Collateral Agent on behalf and for the benefit of the Secured Parties) from time to time granted by Issuer and/or any Subsidiary to secure the Obligations and (ii) authorize the Collateral Agent to take such action as agent on their behalf and to exercise such powers and discretion under this Agreement and the other Investor Documents as are delegated to Collateral Agent and/or any Secured Party by the terms hereof and thereof, together with such other powers and discretion as are incidental thereto, including, without limitation, acquiring, holding, and enforcing any and all security interests and liens on the Shared Collateral granted by the Issuer, any Subsidiary or any other Person to secure any Obligations. To secure the payment and performance of the Obligations, Issuer, Subsidiaries and Secured Parties hereby acknowledge, confirm and agree that Collateral Agent has and shall continue to have for the benefit of the Secured Parties a continuing security interest in all Shared Collateral heretofore granted to the Collateral Agent, for the benefit of the Secured Parties pursuant to the Security Documents and, to the extent not otherwise granted to Collateral Agent, Issuer and Subsidiaries hereby assign, pledge and grant to Collateral Agent, for the benefit of Secured Parties, a continuing security interest in and to the Shared Collateral.

         (b) The Collateral Agent may from time to time and at its sole discretion appoint any other Person to act as the Collateral Agent's sub-agent for purposes of holding any lien or security interest granted under the Security Documents or exercising rights and remedies thereunder at the direction of the Collateral Agent, subject to the terms of this Agreement. In this connection, such sub-agents shall be entitled to the benefits of provisions of this Agreement as though such sub-agents were the "Collateral Agent" under this Agreement.

         (c)62.1 Notwithstanding any provision to the contrary in the Investor Documents, the Collateral Agent shall have, with respect to the Issuer and the Subsidiaries, the duties and responsibilities expressly set forth in this Agreement and the other Investor Documents, and no others, and the Collateral Agent shall not by reason of this Agreement or any other Investor Document be a trustee for, or have any fiduciary obligations to, the Issuer or any Subsidiary, and no implied covenant, functions or responsibilities shall be read into this Agreement or the other Investor Documents or otherwise exist against the Collateral Agent.

         (d)62.2 Collateral Agent shall not be required to exercise any discretion or take any action under any Investor Document. Following the occurrence and during the continuance of an Event of Default under and as defined in any applicable Investor Document, the Collateral Agent shall have the exclusive right to declare an Event of Default under and as defined in the applicable Investor Document following receipt by Collateral Agent from any Secured Party of a Notice of Default (as hereinafter defined) and may (or shall within thirty (30) days (or such shorter period as is acceptable to the Collateral Agent), following receipt of written notice from a Secured Party directing Collateral Agent to exercise commercially reasonable remedies under the applicable Investor Documents and applicable law, commence exercising its right and remedies under the applicable Investor Documents or otherwise authorize the requesting Secured Party to take such action on behalf of Collateral Agent. Notwithstanding anything contained herein to the contrary, (x) Collateral Agent shall not be required to take any action which exposes it to personal liability or that is contrary to any Investor Document or applicable law and (y) Collateral Agent shall not take any action following receipt of a Notice of Default unless the Collateral Agent has received the approval of the Secured Parties holding at least 50.1% of the Obligations (such Secured Parties, the "Required Secured Parties") with respect to any such action. For purposes hereof, the term "Notice of Default" means a notice delivered by a Secured Party to Collateral Agent stating that an Event of Default under and as defined in any Investor Document has occurred and is continuing beyond any applicable cure or grace period. Notwithstanding the provisions of this Section 2 (d) and anything else to the contrary in the Investor Documents (but subject to the immediately following proviso), in the event that prior to the March 31, 2006, there shall occur and be continuing an Event of Default pursuant to any Laurus Preference Obligation or any 2004 Laurus Document which shall, as a result thereof, result in an Event of Default under, and as defined in, the Laurus Defined Obligations or the 2005 Laurus Documents (a "Cross Default") and Laurus shall deliver a Notice of Default in respect of the Laurus Defined Obligations as a result of a Cross Default (a "Cross Default Notice of Default"), the Collateral Agent shall not have any right, power or authority, without first being in receipt of the approval of each of the Required Sands Creditors and the Required Laurus Creditors, to accelerate, liquidate, sell or otherwise act in respect of the Shared Collateral (each, a "Remedial Action") for the purpose of obtaining the payment of the Laurus Obligations (it being understood that nothing contained in this sentence shall affect in any respect any right of Collateral Agent to take any Remedial Action following the provision of a Notice of Default by Laurus as a result of the occurrence of any Event of Default (other than a Cross Default) under, or in respect of, any 2005 Laurus Document); provided that, notwithstanding anything to the contrary contained in this sentence, (I) in the event that a Cross Default Notice of Default is delivered on or after September 30, 2005 and prior to December 31, 2005, Laurus may take Remedial Actions to collect up to 15% of any amounts received for the benefit of the Collateral Agent on or after September 30, 2005 and prior to December 31, 2005 by the Lockbox Bank (as defined in the 2005 Laurus Master Security Agreement) in any Lockbox (as defined in the 2005 Laurus Master Security Agreement) and (II) in the event that a Cross Default Notice of Default is delivered on or after December 31, 2005 and prior to March 31, 2006, Laurus may take Remedial Actions to collect up to 30% of any amounts received for the benefit of the Collateral Agent on or after December 31, 2005 and prior to March 31, 2006 by the Lockbox Bank in any Lockbox (as defined in the 2005 Laurus Master Security Agreement). Any such collections pursuant to the immediately preceding proviso shall be solely applied by the Collateral Agent to the reduction of the Laurus Preference Obligations and shall not, cumulatively, exceed an amount equal to the Laurus Collateral Preference Amount.

         (e)62.3 In performing its functions and duties under this Agreement and the other Investor Documents, Collateral Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Issuer, any Subsidiary or any other Person. Collateral Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement. The duties of Collateral Agent shall be mechanical and administrative in nature and Collateral Agent shall not have, nor be deemed to have, by reason of this Agreement, any other Investor Document or otherwise, a fiduciary relationship in respect of any Secured Party. Except as expressly set forth in this Agreement, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Issuer or any Subsidiary that is communicated to or obtained by Collateral Agent or any of its affiliates in any capacity.

         (f)62.4 If Collateral Agent shall request instructions from any Secured Party with respect to any act or action (including failure to act) in connection with this Agreement or any other Investor Document, Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from such Secured Party and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Investor Document (i) if such action would, in the opinion of Collateral Agent, be contrary to law or the terms of this Agreement or any other Investor Document or (ii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent's acting or refraining from acting hereunder or under any other Investor Document in accordance with the instructions of the Secured Parties.

         (g)62.5 Anything in this Agreement or any other Investor Document to the contrary notwithstanding, each Secured Party hereby agrees with each other Secured Party that no Secured Party shall take any action to protect or enforce its rights arising out of the Investor Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Collateral Agent and the Required Secured Parties, it being the intent of the Secured Parties that any such action to protect or enforce rights under the Investor Documents shall be taken in concert and at the direction or with the consent of Collateral Agent or Required Secured Parties, as applicable.

         (h)62.6 The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Secured Parties (including, without limitation, the Collateral Agent in its individual Secured Party capacity) in the Shared Collateral and, except as expressly set forth in the preceding clause
(d), shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Shared Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Shared Collateral, whether or not the Collateral Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve the rights against any parties or any other rights pertaining to any Shared Collateral.

         (i)62.7 The Issuer and each Subsidiary hereby consent and agree, upon request by the Collateral Agent, to execute and deliver such agreements, instruments and documents as the Collateral Agent may deem desirable to create, preserve and/or release the liens and security interests in the Shared Collateral, including any release in connection with any sale, transfer or other disposition of the Shared Collateral or any part thereof in accordance with any Investor Document), or for application thereof pursuant to the terms of the Investor Documents.

         SECTION 3.63. Collateral Agent's Reliance. Etc. Neither the Collateral Agent nor any of its directors, officers, partners, managers, members, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Investor Document, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Without limiting the generality of the foregoing, the Collateral
Agent: (a) may consult with its counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Secured Party, the Issuer or any of its Subsidiaries (hereinafter, the "Loan Party") and shall not be responsible to any Loan Party for any statements, warranties or representations made in, or in connection with, this Agreement;
(c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Investor Document, including, the Financing Statements, on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Loan Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Investor Document, any of the Shared Collateral or any other instrument or document furnished pursuant hereto or thereto or the perfection or collectibility of any Shared Collateral; and (e) shall incur no liability under or in respect of any Investor Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic mail, telecopy, or otherwise) believed by the Collateral Agent to be genuine and signed or sent by the proper party or parties.

         SECTION 4.64. The Collateral Agent in Its Individual Capacity. With respect to the Obligations owing to it under the Investor Documents, the Collateral Agent in its individual capacity as a Secured Party shall have the same rights and powers, and have the same obligations, under the Investor Documents as any other Secured Party and may exercise the same as though it were not the Collateral Agent; and the term Secured Party shall, unless otherwise expressly indicated, include Laurus or such other Person, or any other Person serving as the Collateral Agent in its individual capacity. Laurus, or any other Person serving as the Collateral Agent, and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept other business engagements from and generally engage in any kind of business with any Loan Party, any of its subsidiaries and any Person who may do business with or own securities of any Loan Party, or any such subsidiary, all as if Laurus or such other Person were not the Collateral Agent and without any duty to account to any Loan Party.

         SECTION 5.65. Resignation of the Collateral Agent. The Collateral Agent may resign at any time as Collateral Agent under this Agreement by giving written notice thereof to the Secured Parties. Following any such resignation, the Collateral Agent shall give notice thereof to the Issuer; provided, that the failure to give such notice shall not affect the validity or effectiveness of such resignation. Upon any such resignation under this Agreement, the Secured Parties shall have the right to appoint a successor Collateral Agent under this Agreement. If no successor Collateral Agent shall have been so appointed by the Secured Parties, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Parties may request, in order to continue the perfection of the liens granted by the Security Documents in accordance with the terms thereof, such successor Collateral Agent shall succeed to and become vested with, all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement without any other or further act or deed on the part of such former Collateral Agent. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

         SECTION 6.66. Sharing of Security Interests. Any and all security interests, liens, rights and interests of the Secured Parties, whether now or hereafter arising or existing, in or on any or all of the Shared Collateral shall be subject to the priority set forth in Section 8, notwithstanding: (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to the Collateral Agent or a Secured Party in or on any or all of the property or assets of the Issuer or any Subsidiary in connection with the transactions contemplated by the Investor Documents, (b) the time or manner of the filing of their respective financing statements, (c) whether the Collateral Agent, a Secured Party or any bailee or agent thereof holds possession of any or all of the property or assets of the Issuer, (d) the dating, execution or delivery of any agreement, document or instrument granting the Secured Parties or the Collateral Agent security interests and/or liens in or on any or all of the property or assets of the Issuer or any Subsidiary or (e) any provision of the UCC or any other applicable law. For purposes of the foregoing, any claim of a right of set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein.

         SECTION 7.67. Sharing of Payments. In the event any moneys are collected by the Collateral Agent upon any collection, sale or other disposition of any Shared Collateral, the Secured Party receiving such payment shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Collateral Agent. Distribution of such moneys referred to in the immediately preceding sentence, shall be applied by the Collateral Agent in accordance with Section 8. Notwithstanding anything contained in this Agreement or any other Investor Document to the contrary, (i) no Sands Creditor shall be entitled to or have any interest or claim whatsoever in (x) the Closing Payment (as defined in the 2005 Laurus Securities Purchase Agreement identified as an Investor Document on Schedule B-2 hereto) paid by Issuer to Laurus Capital Management, LLC in connection with the transactions contemplated by the Laurus Documents or (y) any Collateral other than the Shared Collateral and (ii) no Laurus Creditor shall be entitled to or have any interest or claim whatsoever in the $400,000 payment to be made at closing by the Issuer to Laidlaw & Company (UK) Ltd. (as such payment is identified in the 2005 Sands Securities Purchase Agreement identified as an Investor Document on Schedule C hereto) in connection with the transactions contemplated by the Sands Documents.

         SECTION 8.68. Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any collection, sale or other disposition of any Shared Collateral shall be applied as follows:

                  (i) (a) first, to the payment of (x) any and all sums advanced by the Collateral Agent in order to preserve or protect the Shared Collateral or preserve or protect its security interest in the Collateral, (y) the reasonable fees and expenses of the Collateral Agent of foreclosing, re-taking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Shared Collateral, or of any exercise by the Collateral Agent of its rights or remedies hereunder or under the other Investor Documents, together with reasonable attorneys' fees and expenses and court costs, incurred by Collateral Agent or any Secured Party in connection therewith;

                               3        second, to the extent moneys remain
                                        after the application pursuant to the
                                        preceding clauses (i), to the payment of the Laurus Preference Obligations in an amount equal to the Laurus Collateral Preference Amount at such time;

                               4 third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), to the payment of any and all outstanding Defined Obligations owing to each Secured Party in accordance with such Secured Party's Pro Rata Share; and

                               5 fourth, after satisfaction and payment in full of all Defined Obligations resulting from payments made pursuant to the preceding clause (iii), to the extent moneys remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, any surplus then remaining shall be applied by the Collateral Agent to then remaining outstanding Laurus Obligations until all outstanding obligations have been repaid in full, after which any remainder shall be paid to the Issuer or as otherwise required by law or as a court of competent jurisdiction shall direct.

         (b)68.2 For purposes of determining the amount payable to each Secured Party, the Collateral Agent shall be entitled to request each Secured Party to furnish it with a written certification of the amount of Obligations then owed to it and shall be entitled to rely upon the amounts stated therein in making such distribution.

         (c)68.3 For purposes of applying payments received in accordance with this Section 8, the Collateral Agent shall be entitled to rely upon the Secured Parties for a determination (which the Secured Parties by their acceptance of the benefits of this Agreement shall be obligated to provide upon request of the Collateral Agent) of the outstanding Obligations owed to each Secured Party. Unless it has actual knowledge to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no obligations other than principal and interest are owing to any Secured Party.

                               6 Notwithstanding anything to the contrary contained in this Section 8, elsewhere in this Agreement or in any other Investor Document, all Laurus Collateral (other than the Shared Collateral) assigned to Laurus or any other Laurus Creditor to secure the Laurus
                                        Obligations and/or any other obligation
                                        owed by an Loan Party to Laurus shall be solely for the benefit of the Laurus Creditors, and not any Sands Creditor.

         SECTION 9.69. Waivers and Modifications of Documents. The terms and conditions of this Agreement shall not be amended, modified or waived in any respect without the prior written consent of each of (x) the Laurus Creditors holding at least 50.1% of the Laurus Obligations (the "Required Laurus Creditors") and (y) the Sands Creditors holding at least 50.1% of the Bridge Loan Obligations (the "Required Sands Creditors"). Furthermore, (i) no term or condition of any Sands Document shall be amended, modified or waived in any respect without the prior written consent of the Required Laurus Creditors and
(ii) no term or condition of any 2005 Laurus Document shall be amended in any respect which would be materially adverse to the value of the Shared Collateral without the prior written consent of the Required Sands Creditors. Without the prior written consent of the Required Secured Creditors, no Secured Party shall provide any additional indebtedness to, or extend any other credit to, the Issuer or any of its Subsidiaries in excess of the amount extended pursuant to the Investor Documents (as such Investor Documents are in effect on the date hereof).

         SECTION 10.70. Indemnity and Expense. (a) The Secured Parties hereby indemnify the Collateral Agent ratably (in accordance with their respective Pro Rata Share) from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement and the other Investor Documents, including, without limitation, enforcement of this Agreement and the other Investor Documents, except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Issuer and its Subsidiaries hereby acknowledge that all such claims, losses and liabilities shall constitute Obligations secured by the Shared Collateral.

         (b) To the extent such amounts are not paid by the Issuer or any of its Subsidiaries in accordance with their obligations under the respective Investor Documents, the Secured Parties will upon demand pay (in accordance with their respective Pro Rata Share) to the Collateral Agent the amount of any and all unreimbursed expenses, including the fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, maintenance, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Shared Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or under any other Investor Document, or (iv) the failure by the Issuer or any of its Subsidiaries to perform or observe any of the provisions hereof. The Issuer and its Subsidiaries hereby acknowledge that all such expenses paid by the Secured Parties shall constitute Obligations secured by the Shared Collateral.

         SECTION 11.71. Notices. Whenever it is provided herein or in the other Investor Documents that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
11); (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule E or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

         SECTION 12.72. Continuing Agreement; Assignments. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and irrevocable termination of the Investor Documents and (b) be binding upon the Secured Parties, Issuer and Subsidiaries, their successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its respective successors, transferees and assigns.

         SECTION 13.73. Governing Law; Counterparts. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. EXCEPT AS SET FORTH BELOW IN THIS SECTION 11.1, ANY AND ALL DISPUTES, CONTROVERSIES AND CLAIMS THAT THE ISSUER OR ANY OF ITS SUBSIDIARIES MAY ASSERT AGAINST ANY SECURED PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTOR DOCUMENT SHALL BE DETERMINED EXCLUSIVELY BY ARBITRATION (EACH SUCH ARBITRATION, AN "ARBITRATION") IN NEW YORK CITY BEFORE A PANEL OF THREE NEUTRAL ARBITRATORS AGREED TO BY THE REQUIRED SECURED PARTIES AND THE ISSUER (COLLECTIVELY, THE "ARBITRATORS") IN ACCORDANCE WITH AND PURSUANT TO THE THEN EXISTING COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ISSUER (ON ITS BEHALF AND ON BEHALF OF ITS SUBSIDIARIES) HEREBY IRREVOCABLY WAIVES ANY RIGHT TO ASSERT SUCH CLAIMS IN ANY OTHER FORUM. THE ARBITRATORS SHALL HAVE THE POWER IN THEIR DISCRETION TO AWARD SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF (BUT SHALL NOT HAVE THE POWER TO RENDER ANY INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES) AND REASONABLE ATTORNEYS' FEES AND EXPENSES TO ANY PARTY IN ANY ARBITRATION. THE ARBITRATORS MAY NOT CHANGE, MODIFY OR ALTER ANY EXPRESS CONDITION, TERM OR PROVISION OF THIS AGREEMENT OR OF ANY OTHER INVESTOR DOCUMENT NOR SHALL THEY HAVE THE POWER TO RENDER ANY AWARD AGAINST ANY SECURED PARTY THAT WOULD HAVE SUCH EFFECT. EACH ARBITRATION AWARD SHALL BE FINAL AND BINDING UPON THE PARTIES SUBJECT THERETO AND JUDGMENT MAY BE ENTERED THEREON IN ANY COURT OF COMPETENT JURISDICTION. THE SERVICE OF ANY NOTICE, PROCESS, MOTION OR OTHER DOCUMENT IN CONNECTION WITH AN ARBITRATION OR FOR THE ENFORCEMENT OF ANY ARBITRATION AWARD MAY BE MADE IN THE SAME MANNER AS COMMUNICATIONS MAY BE GIVEN UNDER SECTION 11 HEREOF. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS
SECTION 13 NOR ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT OR IN ANY OTHER INVESTOR DOCUMENT SHALL LIMIT IN ANY MANNER WHATSOEVER ANY SECURED PARTY'S RIGHT TO COMMENCE AN ACTION AGAINST OR IN CONNECTION WITH THE ISSUER, ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PROPERTIES IN ANY COURT OF COMPETENT JURISDICTION OR OTHERWISE UTILIZE JUDICIAL PROCESS IN CONNECTION WITH OR ARISING OUT OF SUCH SECURED PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND/OR ANY OTHER INVESTOR DOCUMENT OR OTHERWISE (ANY SUCH ACTION, A "COURT ACTION"). COURT ACTIONS MAY BE BROUGHT BY THE SECURED PARTIES IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION AND THE ISSUER (ON ITS BEHALF AND ON BEHALF OF ITS SUBSIDIARIES) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE OF INCONVENIENT FORUM OR LACK OF PERSONAL JURISDICTION IN SUCH FORUM OR RIGHT OF REMOVAL OR RIGHT TO JURY TRIAL UNDER ANY APPLICABLE LAW OR DECISION OR OTHERWISE. SERVICE OF ANY NOTICE, PROCESS, MOTION OR OTHER DOCUMENT IN CONNECTION WITH A COURT ACTION MAY BE MADE IN THE SAME MANNER AS COMMUNICATIONS MAY BE GIVEN UNDER SECTION 11. IN ADDITION, ANY SECURED PARTY MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED UNDER APPLICABLE LAW.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      LAURUS MASTER FUND, LTD.,
                                      as a Secured Party and Collateral Agent

                                      By: /s/
                                         ---------------------------------------
                                         Authorized Officer
                                         Name:
                                         Title:

                                      Sands Brothers Venture Capital LLC
                                      Sands Brothers Venture Capital II, LLC
                                      Sands Brothers Venture Capital III, LLC
                                      Sands Brothers Venture Capital IV, LLC


                                      By: /s/
                                         ---------------------------------------
                                         Authorized Officer
                                         Name:
                                         Title:


ACKNOWLEDGED AND AGREED TO:

By: /s/ Ilene Kaminsky
    -----------------------------------
Name:  Ilene Kaminsky
Title: CEO


VOXX CORPORATION

By: /s/ Ilene Kaminsky
    -----------------------------------
Name:  Ilene Kaminsky
Title: CEO

XXXXXXXXXXXXXXXXX

                                   SCHEDULE A

                                 SECURED PARTIES

                   7        Laurus Creditors

         Laurus Master Fund, Ltd., a Cayman Islands corporation.

       II. Sands Creditors

-------------------------------------------------------
SANDS BROTHERS VENTURE CAPITAL LLC
90 Park Avenue
New York, NY 10016      $100,000
Fax: 212 697 8035
Tax Id: 13 4102660
-------------------------------------------------------
SANDS BROTHERS VENTURE CAPITAL II LLC
90 Park Avenue
New York, NY 10016      $50,000
Fax: 212 697 8035
Tax Id: 13 4110488
-------------------------------------------------------
SANDS BROTHERS VENTURE CAPITAL III LLC
90 Park Avenue
New York, NY 10016      $1,200,000
Fax: 212 697 8035
Tax Id: 13 4137586
-------------------------------------------------------
SANDS BROTHERS VENTURE CAPITAL IV LLC
90 Park Avenue
New York, NY 10016       $150,000
Fax: 212 697 8035
Tax Id: 13 4157861
-------------------------------------------------------

                                  SCHEDULE B-1

                              2004 LAURUS DOCUMENTS

         All of the following documents, instruments and agreements, as amended, modified, supplemented and/or restated from time to time:

                  (i) this Agreement;

                  (ii) the Securities Purchase Agreement, dated as of May 14, 2004, by and between EPXR and Laurus (the "2004 Laurus Securities Purchase Agreement");

                  (iii) the Secured Convertible Term Note dated May 14, 2004 made by the EPXR in favor of Laurus (the "2004 Laurus Note");

                  (iv) Warrant I and Warrant II, each dated May 14, 2004, and each other warrant dated after May 14, 2004, in each case issued by EPXR to Laurus in connection with the 2004 Laurus Securities Purchase Agreement (collectively, the "2004 Warrants");

                  (v) the Master Security Agreement dated as of May 14, 2004 by and among the Company, certain Subsidiaries of the Company and Laurus (the "2004 Laurus Master Security Agreement");

                  (vi) the Registration Rights Agreement relating to the 2004 Laurus Securities Purchase Agreement dated as of May 14, 2004 between EPXR and Laurus (the "2004 Laurus Registration Rights Agreement);

                  (vii) the Subsidiary Guaranty dated as of May 14, 2004 made by certain Subsidiaries of EPXR (the "2004 Laurus Subsidiary Guaranty");

                  (viii) the Stock Pledge Agreement dated as of May 14, 2004 among EPXR, certain Subsidiaries of EPXR and Laurus (the "2004 Laurus Stock Pledge Agreement");

                  (ix) the Escrow Agreement dated as of May 14, 2004 among EPXR, Laurus and the escrow agent referred to therein;

                  (x) the Laurus Restricted Account Agreement dated as of May 14, 2004 among EPXR, the Purchaser and North Fork Bank (including the side letter dated as of the date hereof and related thereto, the "2004 Laurus Restricted Account Agreement");

                  (xi) the Reserve Restricted Account Agreement dated as of May 14, 2004 among EPXR, Laurus and North Fork Bank (the "2004 Laurus Reserve Restricted Account Agreement");

                  (xii) (x) security agreements executed by Foreign Subsidiaries of EPXR in favor of Laurus granting Laurus a security interest in all of such Foreign Subsidiaries assets and (y) guaranties made by the Foreign Subsidiaries of EPXR guaranteeing the obligations of EPXR set forth in the 2004 Laurus Securities Purchase Agreement, the 2004 Note and the other Related Agreements referred to in the 2004 Laurus Securities Purchase Agreement (which agreements and guaranties, in each case, shall be governed by the jurisdiction of organization of each such Foreign Subsidiary (the preceding clauses (x) and (y), collectively, the "2004 Laurus Foreign Documentation"); and

                  (xiii) all other agreements related to the 2004 Laurus Securities Purchase Agreement and the 2004 Laurus Note.

                                  SCHEDULE B-2

                              2005 LAURUS DOCUMENTS

                  (i) this Agreement;

                  (ii) the Securities Purchase Agreement, dated as of the date hereof, by and between the Issuer and Laurus (the "2005 Laurus Securities Purchase Agreement");

                  (iii) the Secured Convertible Term Note dated as of the date hereof, made by the Issuer in favor of Laurus (the "2005 Laurus Note");

                  (iv) that certain Common Stock Purchase Warrant dated the date hereof issued by Voxx to Laurus in connection with the 2005 Securities Purchase Agreement (collectively, the "2005 Laurus Warrant");

                           8 the Master Security Agreement dated as of the date hereof by and among EPXR, certain Subsidiaries of EPXR and Laurus (the "2005 Laurus Master Security Agreement");

                  (vi) (x) the EPXR Registration Rights Agreement relating to the 2005 Securities Purchase Agreement dated as of the date hereof between EPXR and Laurus (the "2005 Laurus EPXR Registration Rights Agreement) and (y) the VOXX Registration Rights Agreement relating to the 2005 Securities Purchase Agreement dated as of the date hereof between Voxx and Laurus (the "2005 Laurus VOXX Registration Rights Agreement)

                           9 the Guaranty dated as of the date hereof made by EPXR and certain Subsidiaries of EPXR (the "2005 Laurus Guaranty");

                  (viii) the Stock Pledge Agreement dated as of the date hereof among the EPXR, certain Subsidiaries of EPXR and Laurus (the "2005 Laurus Stock Pledge Agreement");

                  (ix) the Escrow Agreement dated as of the date hereof among EPXR, Laurus and the escrow agent referred to therein;

                           10 that certain Option dated the date hereof issued by Voxx to Laurus (the "2005 Laurus Option")

                  (xi) (x) security agreements executed by Foreign Subsidiaries of the Issuer in favor of Laurus granting Laurus a security interest in all of such Foreign Subsidiaries assets and (y) guaranties made by the Foreign Subsidiaries of the Issuer guaranteeing the obligations of the Issuer set forth in the 2005 Securities Purchase Agreement, the 2005 Note and the other Related Agreements referred to in the 2005 Securities Purchase Agreement (which agreements and guaranties, in each case, shall be governed by the jurisdiction of organization of each such Foreign Subsidiary (the preceding clauses (x) and (y), collectively, the "2005 Laurus Foreign Documentation"); and

                  (xii) all other agreements entered into in connection with the 2005 Laurus Securities Purchase Agreement and the 2005 Laurus Note.

                                   SCHEDULE C

                                 SANDS DOCUMENTS

         All of the following documents, instruments and agreements, as amended, modified, supplemented and/or restated from time to time:

                         11   this Agreement.

                  (ii) the Securities Purchase Agreement, dated as of the date hereof, by and between the Issuer and the Sands Creditors (the "2005 Sands Securities Purchase Agreement");

                  (iii) the four (4) Secured Convertible Term Notes dated as of the date hereof, made by the Issuer in favor of each of the Sands Creditors (the "2005 Sands Notes");

                  (iv) that certain Common Stock Purchase Warrant dated the date hereof issued by Voxx to Laidlaw & Company (UK) Ltd. ("Laidlaw") in connection with the 2005 Sands Securities Purchase Agreement (collectively, the "2005 Laidlaw Warrant");

                         12 the Master Security Agreement dated as of the date hereof by and among VOXX, certain Subsidiaries of VOXX and the Sands Creditors (the "2005 Sands Master Security Agreement");

                  (vi) (x) the EPXR Registration Rights Agreement relating to the 2005 Securities Purchase Agreement dated as of the date hereof between EPXR, the Sands Creditors and Laidlaw (the "2005 Sands EPXR Registration Rights Agreement) and (y) the VOXX Registration Rights Agreement relating to the 2005 Securities Purchase Agreement dated as of the date hereof between VOXX, the Sands Creditors and Laidlaw (the "2005 Sands /LaidlawVOXX Registration Rights Agreement)

                         13 the Guaranty dated as of the date hereof made by EPXR and VOXX and certain Subsidiaries of EPXR and VOXX (the "2005 Sands Guaranty");

                  (viii) the Stock Pledge Agreement dated as of the date hereof among EPXR and VOXX, certain Subsidiaries of VOXX and the Sands Creditors (the "2005 Sands Stock Pledge Agreement");

                  (ix) the Escrow Agreement dated as of the date hereof among EPXR, Laurus and the escrow agent referred to therein;

                         14 that certain Option dated the date hereof issued by Voxx to the Sands Creditors (the "2005 Sands Option")

                  (xi) (x) security agreements executed by Foreign Subsidiaries of the Issuer in favor of the Sands Creditors granting the Sands Creditors a security interest in all of such Foreign Subsidiaries assets and (y) guaranties made by the Foreign Subsidiaries of the Issuer guaranteeing the obligations of the Issuer set forth in the 2005 Sands Securities Purchase Agreement, the 2005 Sands Notes and the other Related Agreements referred to in the 2005 Sands Securities Purchase Agreement (which agreements and guaranties, in each case, shall be governed by the jurisdiction of organization of each such Foreign Subsidiary (the preceding clauses (x) and (y), collectively, the "2005 Sands Foreign Documentation"); and

                  (xii) all other agreements entered into in connection with the 2005 Sands Securities Purchase Agreement and the 2005 Sands Notes.

                                   SCHEDULE D

                             2005 SECURITY DOCUMENTS

         All of the following documents, instruments and agreements, as amended, modified, supplemented and restated from time to time:



         2005 Laurus Master Security Agreement

         2005 Laurus Stock Pledge Agreement

         2005 Laurus Guaranty

         2005 Laurus Foreign Documentation





         2005 Sands Master Security Agreement

         2005 Sands Stock Pledge Agreement

         2005 Sands Guaranty

                        2005 SANDS FOREIGN DOCUMENTATION

                                   SCHEDULE E

                               NOTICE INFORMATION


         Name and Addresses

1.       Laurus Master Fund, Ltd.
         825 Third Avenue
         New York, NY  10022
         Attention: John E. Tucker, Esq.
         Facsimile: (212) 541-4434


         Laidlaw & Company (UK) Ltd.
2.       90 Park Avenue, 39th Floor
         New York, NY 10016
         Attn: Mr. Marc Koplic
         Facsimile:  212-697-8035

3.       Epixtar Corp.
         Voxx Corporation
         11900 Biscayne Boulevard
         Suite 700
         Miami, Florida 33181
         Attention:  Legal Department
         Facsimile:  305-503-8610